SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: June 22, 2007

CLX INVESTMENT COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-9392	84-0749623
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

29970 Technology Drive, Suite 203, Murrieta, CA 92563
(Address of principal executive offices)

43180 Business Park Dr., Suite 202, Temecula CA 92590

(former name or former address, if changed since last report)

Registrant's telephone number, including area code: (951) 677-6735

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On June 22, 2007, CLX Investment Company, Inc. (the “Company”) dismissed HJ Associates & Consultants, LLP as independent auditors for the Company. The decision to dismiss HJ Associates & Consultants, LLP and to seek new independent auditors was approved by the Company’s Board of Directors.

The reports of HJ Associates & Consultants, LLP on the Company’s financial statements for the fiscal years ended September 30, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  In connection with the audits of the Company’s financial statements for the fiscal years ended September 30, 2006 and 2005, (1) there were no disagreements with HJ Associates & Consultants, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of HJ Associates & Consultants, LLP, would have caused HJ Associates & Consultants, LLP to make reference to the matter in its report and (2) there were no “reportable events” as that term is defined in Item 304 of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Item 304”).

(b) On June 25, 2007, the Company engaged Gruber & Company, LLC as the Company's independent accountant to report on the Company’s balance sheets as of September 30, 2007, and the related statements of income, stockholders’ equity and cash flows for the years then ended. Neither the Company nor anyone acting on its behalf consulted with Gruber & Company, LLC regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by Gruber & Company, LLC on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with HJ Associates & Consultants, LLP or a reportable event with respect to HJ Associates & Consultants, LLP.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location
16.1	Letter dated June 25, 2007, from HJ Associates & Consultants, LLP to the Securities and Exchange Commission.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLX INVESTMENT COMPANY, INC.

June 26, 2007	/s/ Robert McCoy
Date	Robert McCoy, Chief Executive Officer